UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2024

FTC Solar, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40350	81-4816270
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9020 N Capital of Texas Hwy, Suite I-260
Austin, Texas		78759
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 737 787-7906

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	FTCI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company
☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

FTC Solar, Inc. held its Annual Meeting of Stockholders on June 6, 2024. Set forth below are the final results of the voting with respect to each matter acted upon at the Annual Meeting of Stockholders.

Proposal 1 - Election of Directors

The stockholders elected each of the following nominees to serve as a director to hold office until the 2027 Annual Meeting of Stockholders or until a successor is duly elected and qualified.

Nominees	For	Against	Withhold/ Abstain	Broker Non-Votes
Ahmad Chatila	38,993,412	—	1,438,323	42,151,363
Lisan Hung	32,600,662	—	7,825,128	42,157,308
William Aldeen "Dean" Priddy, Jr.	36,737,046	—	4,059,901	41,786,151

Proposal 2 - Ratification of the Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of BDO USA, P.C. as the Company's independent registered public accounting firm for the year ending December 31, 2024.

	For	Against	Withhold/ Abstain	Broker Non-Votes
Ratification of the appointment of BDO USA, P.C. as the Company's independent registered public accounting firm for the year ending December 31, 2024.	77,946,185	2,422,392	2,214,521	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTC SOLAR, INC.

Date:	June 6, 2024	By:	/s/ Cathy Behnen
Cathy Behnen, Chief Financial Officer